FORM OF SUBSCRIPTION AGREEMENT

This subscription agreement (this “Subscription Agreement”) is dated November 1, 2007, by and between _____________________ (“Buyer”) and China Precision Steel, Inc., a Colorado corporation (“Seller”), whereby the parties agree as follows:

1. Subscription.

a)
Buyer agrees to buy and the Seller agrees to sell and issue to Buyer ______________ shares of common stock, $.001 par value per share (the “Common Stock”), of the Seller (the “Shares”) for a purchase price per Share of $6.75 (the “Purchase Price”), for an aggregate of $___________ (the “Aggregate Purchase Price”), together with warrants to purchase ____________ shares of Common Stock (the “Warrants”), at an exercise price of $8.45 per share, subject to the terms and conditions set forth therein in the form attached hereto as Exhibit A. The shares of Common Stock and Warrants to be issued to the Buyer are hereinafter referred to as the “Securities”).

b)
The Securities and the shares of Common Stock underlying the Warrants (the "Warrant Shares") have been registered on a Form S-3, File No. 333-143454, which registration statement (the “Registration Statement”) has been declared effective by the Securities and Exchange Commission, has remained effective since such date and is effective on the date hereof.

c)
On November 6, 2007 (the “Closing Date”), subject to receipt by Tri-State Title (the “Escrow Agent”) of the Aggregate Purchase Price, Seller shall authorize Corporate Stock Transfer, Inc. (the “Transfer Agent”) to register the Securities in the name or names as designated by Buyer and to deliver such Securities by courier to the address designated by Buyer (the “Delivery Instructions”), in each case as set forth on the signature page hereto. The Securities delivered on the Closing Date shall be unlegended and free of any resale restrictions. Prior to the Closing Date, the Buyer shall wire the Aggregate Purchase Price to the Escrow Agent to hold in escrow pursuant to the wire instructions set forth on the signature page hereto.

d)
Seller shall be entitled to receive the Aggregate Purchase Price from the Escrow Agent only after the Escrow Agent has received written confirmation (which confirmation may be electronic) from Buyer (the “Confirmation”) that (i) Buyer has received the unlegended Securities from the Seller in accordance with the Delivery Instructions and (ii) if such Securities have been delivered to Buyer’s prime broker for deposit (the “Deposit”) with The Depository Trust Company (“DTC”), that such Securities have been so deposited. Buyer shall use commercially reasonable efforts to provide the Confirmation to the Escrow Agent as promptly as practicable, but in no event later than three business days, after receipt and, if applicable, the Deposit of the unlegended Securities (the “Confirmation Date”). If (i) by 5:00 pm, New York time, on the Confirmation Date, the Confirmation has not been received by Seller and Buyer has not unreasonably objected in writing to Seller as to the form and substance of the delivery of the unlegended Securities and (ii) Seller has otherwise received written notice from the courier service that delivery has been effected in accordance with Delivery Instructions, then Seller and the Placement Agent shall be entitled to instruct the Escrow Agent to release the applicable Aggregate Purchase Price.

2. Seller Representations, Warranties and Covenants. The Seller represents and warrants that:

(a) It has full right, power and authority to enter into this Subscription Agreement and to perform all of its obligations hereunder;

(b) This Subscription Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Seller enforceable in accordance with its terms;

(c) The execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Seller’s certificate of incorporation or by-laws, or (ii) any material agreement to which the Seller is a party or by which any of its property or assets is bound;

(d) Neither Seller nor any person acting on its behalf has provided Buyer or its respective agents or counsel with any information that the Seller believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions contemplated hereby may constitute such information. Seller covenants and agrees that neither it nor any person acting on its behalf will provide Buyer or its agents or counsel with any information that Seller believes constitutes material non-public information, unless prior thereto Buyer shall have executed a written agreement regarding the confidentiality of such information;

(e) Seller agrees to maintain the listing of the Common Stock upon each national securities exchange and automated quotation system, if any, upon which its shares of Common Stock are listed and shall maintain the effectiveness of the Registration Statement, until the expiration of the Warrants. The Seller agrees not to take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on each national securities exchange and automated quotation system, if any, upon which its shares of Common Stock are listed.

(f) Seller agrees that, if (i) all or any portion of the Warrants are exercised at a time when there is either an effective registration statement covering the issuance or resale of the Warrant Shares or (ii) the Warrants are exercised as a “cashless exercise” (as defined in the Warrant), the shares of Common Stock to be issued upon exercise of the Warrant shall be unlegended and free of resale restrictions.

3. Buyer Representations, Warranties and Acknowledgments. The Buyer represents and warrants that: (a) it has full right, power and authority to enter into this Subscription Agreement and to perform all of its obligations hereunder; (b) this Subscription Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms; (c) the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Buyer’s certificate of incorporation or by-laws, or (ii) any material agreement or any law or regulation to which the Buyer is a party or by which any of its property or assets is bound; and (d) prior to the execution hereof, Buyer has received in portable document format the Prospectus Supplement, and the Base Prospectus, dated July 16, 2007, relating to the Securities.

4. Seller Covenants. The Seller undertakes to the Buyer that:

(a) no later than 8:30 am, New York time, on the business day following the execution of this Subscription Agreement, Seller will issue a press release and file a current report on Form 8-K with the Securities and Exchange Commission disclosing the transactions contemplated by this Subscription Agreement and the Placement Agency Agreement; and

(b) no later than one business day following the Closing Date, Seller will issue a press release and file a current report on Form 8-K with the Securities and Exchange Commission disclosing the closing of the transactions contemplated by this Subscription Agreement and the Placement Agency Agreement.

5. Conditions to Closing. The obligations of the Buyer hereunder shall be subject to (a) the accuracy of the representations and warranties on the part of the Seller set forth herein and in the Placement Agency Agreement, dated as of October 31, 2007, between the Seller and Roth Capital Partners, LLC (the “Placement Agency Agreement”), in each case as of the date hereof and as of the Closing Date as though then made, (b) the timely performance by the Seller of its covenants and other obligations hereunder and under the Placement Agency Agreement, and (iii) the satisfaction by the Seller of all additional conditions as set forth in Section 5 of the Placement Agency Agreement.

6. Third-Party Beneficiary. Seller agrees that the Buyer shall be a third party beneficiary of the representations, warranties and covenants given by the Seller in the Placement Agency Agreement.

7. Miscellaneous.

a)
This Subscription Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription Agreement. This Subscription Agreement may be modified only in writing signed by the parties hereto.

b)
This Subscription Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

c)
The provisions of this Subscription Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription Agreement and this Subscription Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

d)
All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Seller: as set forth on the signature page hereto.

To the Buyer: as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

e)
This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of, or protection of any of its rights under this Agreement and the Warrant.

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If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

AGREED AND ACCEPTED:

SELLER:

CHINA PRECISION STEEL, INC.

By:
Name:
Title:

Address for Notice:
China Precision Steel, Inc.
8th Floor, Teda Building
87 Wing Lok Street
Sheung Wan, Hong Kong
Facsimile: +852-2854-1121
Attention: Company Secretary

With a copy to:

K&L Gates
One Lincoln Street
Boston, MA 02111
Facsimile: 1-617-261-3175
Attention: Barbara A. Jones/Amy Ling

Wire Instructions for Escrow Account:

Bank Name:	The Bank of New York
Bank Address:	1 Wall Street, New York, NY 10286
ABA Number:	021 000 018
Beneficiary:	Pershing LLC
Beneficiary A/C:	890 051238 5
Ultimate beneficiary:	Tri-State Title & Escrow, LLC
Ultimate A/C:	2S7-001214 (S not 5)
Bank Reference:	China Precision Steel

BUYER:

By:
Name:
Title:

Name, address and tax I.D. for registration of certificate(s):

Name: _______________________________________

Address: ______________________________________

______________________________________

______________________________________

Tax ID: _______________________________________

Facsimile:
Attention:

Delivery Instructions if Different from Above:

Name: _______________________________________

Address: _______________________________________

________________________________________

________________________________________

Attention: _______________________________________

Contact Telephone: ________________________________

Facsimile: ________________________________________

Email: _________________________________________

EXHIBIT A

FORM OF WARRANT